UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2011
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12209 (Commission File Number)	34-1312571 (IRS Employer Identification No.)
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
(Address of principal executive offices (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On May 11, 2011, Range issued a press release announcing that it intends, subject to market conditions, to publicly offer $400 million aggregate principal amount of senior subordinated notes due 2021 in a registered public offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Also on May 11, 2011, Range issued a press release announcing the commencement of cash tender offers for its outstanding $150.0 million in aggregate principal amount of 6 3/8% Senior Subordinated Notes due 2015 (the “2015 Notes”) and $250.0 million in aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2016 (the “2016 Notes”) and a solicitation of consents to certain proposed amendments to the indenture governing the 2015 Notes and the indenture governing the 2016 Notes. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated May 11, 2011, announcing public offering of notes.
99.2	Press Release, dated May 11, 2011, announcing tender offers and consent solicitations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: May 11, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated May 11, 2011, announcing public offering of notes.
99.2	Press Release, dated May 11, 2011, announcing tender offers and consent solicitations.